UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Owens & Minor, Inc.

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Last update: 02/22/2002

Notice of

2003

Annual Meeting

and

Proxy Statement

WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN

PERSON, THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN,

DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

Owens & Minor, Inc.

4800 Cox Road

Glen Allen, Virginia 23060-6292

March 13, 2003

Dear Shareholders:

Please come to our Annual Meeting of Shareholders on Thursday, April 24, 2003 at 10:00 a.m. The meeting will be held at The Virginia Historical Society, 428 North Boulevard, Richmond, Virginia. Directions are on the back of the Proxy Statement. Morning refreshments will be served.

The primary business of the meeting will be to (i) elect four directors, (ii) approve the proposed 2003 Directors’ Compensation Plan and (iii) ratify KPMG LLP as our independent auditors for 2003. In addition to considering these matters, we will review major developments since our last shareholders meeting as well as opportunities in 2003 and beyond. Our Board of Directors and management team will be there to chat with you and answer any questions.

Please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. All of us at Owens & Minor appreciate your continued interest and support.

Warm regards,

G. GILMER MINOR, III

Chairman and Chief Executive Officer

Proxy Statement

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed envelope.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, April 24, 2003

TO THE SHAREHOLDERS OF OWENS & MINOR, INC.:

The Annual Meeting of Shareholders of Owens & Minor, Inc. (the “Company” or “Owens & Minor”) will be held on Thursday, April 24, 2003 at 10:00 a.m. at The Virginia Historical Society, 428 North Boulevard, Richmond, Virginia.

The purposes of the meeting are:

1.	To elect four directors to serve until the Annual Meeting of Shareholders in 2006;

2.	To approve the proposed 2003 Directors’ Compensation Plan;

3.	To ratify the appointment of KPMG LLP as independent auditors for 2003; and

4.	To transact any other business properly before the Annual Meeting.

Shareholders as of March 3, 2003 will be entitled to vote at the Annual Meeting.

Your attention is directed to the attached Proxy Statement. This Proxy Statement, proxy card and Owens & Minor’s 2002 Annual Report are being distributed on or about March 13, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

DREW ST. J. CARNEAL

Senior Vice President & Corporate Secretary

Street Address	Mailing Address
4800 Cox Road	P.O. Box 27626
Glen Allen, Virginia 23060-6292	Richmond, Virginia 23261-7626

PROXY STATEMENT

Annual Meeting of Shareholders

to be held on April 24, 2003

ABOUT THE MEETING

What You Are Voting On

Proxies are being solicited by the Board of Directors for purposes of voting on the following proposals:

Proposal 1:  Election of the following four directors, each for a three-year term:

John T. Crotty, Richard E. Fogg, James E. Rogers and James E. Ukrop.

Proposal 2:  Approval of the proposed 2003 Directors’ Compensation Plan.

Proposal 3:  Ratification of KPMG LLP as Owens & Minor’s independent auditors.

Who is Entitled to Vote

Shareholders as of the close of business on March 3, 2003 (the Record Date) are entitled to vote. Each share of the Company’s Common Stock (“Common Stock”) is entitled to one vote.

How to Vote

Vote by completing, signing, dating and returning the enclosed proxy card. You may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy, (2) giving notice in writing to the Corporate Secretary of the Company or (3) voting in person at the meeting.

What Happens if You Don’t Make Selections on Your Proxy Card

If you sign your proxy card, but do not make any selections, you give authority to the individuals designated on the proxy card to vote on the designated proposals and any other matter that may arise at the meeting. All proxies will be voted in favor of each proposal unless otherwise indicated on the proxy card.

What it Means if You Get More Than One Proxy Card

Your shares are probably registered differently or are held in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, The Bank of New York, at 1-800-524-4458.

What Constitutes a Quorum

As of March 3, 2003, 33,504,449 shares of Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is required to conduct the Annual Meeting. If you vote by proxy card, you will be considered part of the quorum. Abstentions and shares held by brokers or banks in street name for customers who are the beneficial owners of those shares (“Broker Shares”) that are voted on any matter are included in the quorum.

Costs of Soliciting Proxies

Owens & Minor will pay all costs of this proxy solicitation. Georgeson Shareholder Communications, Inc. has been retained to aid in the distribution and solicitation of proxies for approximately $5,000 plus expenses. The Company will reimburse stockbrokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials.

CORPORATE GOVERNANCE

During 2002, the Company reviewed its corporate governance policies and practices relative to the policies and practices recommended by groups and authorities active in corporate governance as well as the requirements of the Sarbanes-Oxley Act of 2002 and rules and proposed rules of each of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). As part of this effort, the Company adopted new charters for each of its Audit Committee, Governance & Nominating Committee and Compensation & Benefits Committee. In addition, the Company adopted Corporate Governance Guidelines, a copy of which is included in this Proxy Statement as Annex A, setting forth certain requirements of directors, Board committees and the Chief Executive Officer. These Corporate Governance Guidelines as well as the Board of Director committee charters and Owens & Minor’s Standards of Conduct can be viewed at www.owens-minor.com. The Company will continue to monitor and adopt changes to its corporate governance policies and practices, as appropriate.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held six meetings during 2002. All directors attended at least 75% of the total meetings of the Board of Directors and any committees on which they serve.

The Board of Directors has the following committees:

Executive Committee:    Exercises limited powers of the Board when the Board is not in session.

Audit Committee:    Oversees the Company’s financial reporting and internal control structure and serves as a direct line of communication among the Company’s independent auditors, internal audit department and the Board. Selects the Company’s independent auditors, subject to shareholder ratification. All members are non-employee directors.

Compensation & Benefits Committee:    Administers executive compensation programs, policies and practices. Advises the Board on salaries and compensation of the executive officers and makes other studies and recommendations concerning compensation and compensation policies. All members are non-employee directors.

Governance & Nominating Committee:    Considers and recommends nominees for election as directors and officers and nominees for each Board committee. Reviews and evaluates the procedures, practices and policies of the Board and its members. Oversees the governance of the Company. All members are non-employee directors.

Strategic Planning Committee:    Reviews and makes recommendations for the strategic direction of the Company.

BOARD COMMITTEE MEMBERSHIP

Director	Board		Audit		Compensation & Benefits		Executive		Governance & Nominating		Strategic Planning

A. Marshall Acuff, Jr.	X		X						X		X

Henry A. Berling	X						X				X

Josiah Bunting, III	X		X						X		X

John T. Crotty	X		X		X						X	*

James B. Farinholt, Jr.	X		X	*			X				X

Vernard W. Henley	X		X		X				X

G. Gilmer Minor, III	X	*					X	*			X

Peter S. Redding	X		X		X						X

James E. Rogers	X				X	*	X				X

James E. Ukrop	X				X				X		X

Anne Marie Whittemore	X				X		X		X	*

No. of meetings in 2002	6		5		4		1		4		2

*Chairperson

Under the Company’s Corporate Governance Guidelines, non-employee directors meet in executive session following each regularly scheduled Board meeting. The non-employee directors have selected James E. Rogers to preside over these executive sessions.

DIRECTOR COMPENSATION

Employee directors receive no additional compensation other than their normal salary for serving on the Board or any of its committees.

Non-employee directors receive the following annual cash and stock compensation:

DIRECTOR COMPENSATION TABLE

Type of Compensation	Cash		Stock

Annual Retainer	$15,000		$15,000

Additional Retainer for Audit Committee Chair	$5,000

Additional Retainer for Other Committee Chairs	$4,000

Board or Committee Attendance Fee (per meeting, other than Audit Committee)	$1,200	*

Audit Committee Attendance Fee (per meeting)	$1,500	*

Board or Committee Telephone Conference (per meeting, other than Audit Committee)	$800

Audit Committee Telephone Conference (per meeting)	$1,000

Board Retreat (annual 2-day meeting)	$1,800

Stock Options			Option for 5,000 shares

*The attendance fee for an audit committee meeting on the same day as a Board meeting is $1,000 and for any other committee meeting held on the same day as a Board meeting is $800.

Directors may defer the receipt of all or part of their director fees. Amounts deferred are “invested” in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. Directors may elect to defer their fees into the following two subaccounts: (i) an account based upon the price of the Common Stock and (ii) an account based upon the current interest rate of the Company’s fixed income fund in its 401(k) plan. Subject to certain restrictions, a director may take cash distributions from a deferred fee account either prior to or following the termination of his or her service as a director. Directors are also permitted to receive payment of their director fees in Common Stock.

REPORT OF THE GOVERNANCE & NOMINATING COMMITTEE

The Governance & Nominating Committee was formed by the Board of Directors in 1996 to promote good corporate governance practices. Composed of five independent directors who met four times during 2002, the Governance & Nominating Committee has adopted a charter that sets forth the Committee’s purpose: (i) to assist the Board by identifying and recommending nominees for election to the Board; (ii) to oversee the governance of the Company including recommending to the Board and reviewing the implementation of governance guidelines for the Company; (iii) to lead the Board in its annual review of the Board’s performance; and (iv) to recommend to the Board director nominees for each Board committee. The Governance and Nominating Committee’s charter and the Company’s Corporate Governance Guidelines (included in this proxy statement as Annex A) can be viewed at www.owens-minor.com. The Committee also reviews the Company’s responsibilities and performance as a corporate citizen.

Because of its past activities in studying and implementing good corporate governance practices at Owens & Minor, the Governance & Nominating Committee believes that the Company has anticipated many of the requirements of the Sarbanes-Oxley Act of 2002, and rules and proposed rules of the SEC and the NYSE, involving corporate governance matters. The Governance & Nominating Committee welcomes these efforts to refine corporate governance practices and it will fully cooperate in their implementation at Owens & Minor.

THE GOVERNANCE & NOMINATING

COMMITTEE

Anne Marie Whittemore, Chairperson

A. Marshall Acuff, Jr.

Josiah Bunting, III

Vernard W. Henley

James E. Ukrop

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected at each annual meeting to serve for a three-year term. Four directors will be elected at the Annual Meeting to serve for a three-year term expiring at the Company’s Annual Meeting in the year 2006. Each nominee has agreed to serve if elected. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board.

Unless otherwise directed, a proxy will be voted for the nominees shown below. Each nominee must be elected by a plurality of shares voted in this election. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

Information on each nominee and each continuing director, including age and principal occupation during the past five years, is set forth below. Josiah Bunting, III, whose term expires at the Annual Meeting, has decided not to stand for re-election.

The Board of Directors recommends a vote FOR the election of each nominee as director.

NOMINEES FOR ELECTION

For Three-Year Term Expiring in 2006:

John T. Crotty, 65, is Managing Partner of CroBern Management Partnership, a healthcare investment firm, and President of CroBern, Inc., a healthcare consulting and advisory firm. Prior to co-founding these businesses, Mr. Crotty held several senior management positions during 19 years with American Hospital Supply Corporation, including corporate vice president of planning and business development and president of the services operating group. He also serves on the Boards of Directors of five private companies in the healthcare industry, including VHA, Inc., the parent company of Novation, LLC. Mr. Crotty has been a director since 1999.

Richard E. Fogg, 62, retired in 1997 from Price Waterhouse, LLP (now PricewaterhouseCoopers) where he was a partner for 23 years and served in a variety of leadership positions, including Associate Vice Chairman, Tax. Mr. Fogg is a Certified Public Accountant. Since his retirement in 1997, Mr. Fogg has provided strategic consulting services to several non-public companies. Mr. Fogg would join the Board as a new director of Owens & Minor.

James E. Rogers, 57, is President of SCI Investors Inc, a private equity investment firm. Mr. Rogers also serves on the Boards of Directors of Wellman, Inc., Caraustar Industries, Inc., Chesapeake Corporation and Cadmus Communications. Mr. Rogers has been a director since 1991.

James E. Ukrop, 65, is Chairman of Ukrop’s Super Markets, Inc., a retail grocery chain, and Chairman of First Market Bank. Mr. Ukrop also serves on the Board of Directors of Legg Mason, Inc. Mr. Ukrop has been a director since 1987.

DIRECTORS CONTINUING IN OFFICE

Terms expiring in 2005:

Vernard W. Henley, 73, retired in 2001 as Chairman of the Board and Chief Executive Officer of Consolidated Bank and Trust Company, Richmond, Virginia. Mr. Henley has been a director since 1993.
G. Gilmer Minor, III, 62, is Chairman and Chief Executive Officer of Owens & Minor. Mr. Minor also serves on the Board of Directors of SunTrust Banks, Inc. Mr. Minor has been a director since 1980.

Peter S. Redding, 64, retired in 2000 as President and Chief Executive Officer of Standard Register Company. He serves on the Board of Directors of Projects Unlimited in Dayton, Ohio and Workflow Management, Inc. in Palm Beach, Florida. Mr. Redding has been a director since 1999.

Terms expiring in 2004:

A. Marshall Acuff, Jr., 63, retired in 2001 as Senior Vice President and Managing Director of Salomon Smith Barney, Inc. where he was responsible for equity strategy as a member of the firm’s Investment Policy Committee. Mr. Acuff is a Chartered Financial Analyst. He is a past National Chair for the Association of Governing Boards of Colleges and Universities and is a member of the Board of Directors of Sweet Briar College. He also serves as a board member of the Virginia Foundation for Independent Colleges, the Community Foundation of Richmond, the Jamestown-Yorktown Foundation, Inc., the Episcopal Church Foundation and the Endowment Association of the College of William and Mary. Mr. Acuff has been a director since 2001.

Henry A. Berling, 60, is Executive Vice President of Owens & Minor. From 1995 to 2002, he served as Executive Vice President, Partnership Development. Prior to 1995, he served the Company in various positions, including Executive Vice President, Sales and Customer Development and Senior Vice President, Sales and Marketing. Mr. Berling has been a director since 1998.

James B. Farinholt, Jr., 68, is a Managing Director of Tall Oaks Capital Partners, LLC, which manages an investment fund focused on businesses primarily in information technology and the life sciences. Mr. Farinholt retired in 2002 as Special Assistant to the President for Economic Development of Virginia Commonwealth University (“VCU”), advising on campus expansion and commercialization of scientific discoveries. He is a member of the Board of Directors of PharmaNetics, Inc. and the VCU Intellectual Properties Foundation. Mr. Farinholt has been a director since 1974.

Anne Marie Whittemore, 56, is a partner and member of the Executive Committee in the law firm of McGuireWoods LLP. Mrs. Whittemore also serves on the Boards of Directors of T. Rowe Price Group, Inc. and Albemarle Corporation. Mrs. Whittemore has been a director since 1991.

PROPOSAL 2: APPROVAL OF 2003 DIRECTORS’ COMPENSATION PLAN

The Board of Directors proposes that the shareholders approve the Owens & Minor, Inc. 2003 Directors’ Compensation Plan (the “2003 Directors’ Plan”), adopted by the Board on December 16, 2002, subject to the approval of the Company’s shareholders. In 1998 the Board adopted, and the shareholders approved, the 1998 Directors’ Plan. The Board believes that the 1998 Directors’ Plan has promoted a greater identity of interest between the Company’s shareholders and the Company’s non-employee directors. The term of the 1998 Directors’ Plan expires in April 2003 and the Board wishes to replace it with the 2003 Directors’ Plan.

The following paragraphs summarize the more significant features of the 2003 Directors’ Plan. This summary is subject, in all respects, to the terms of the 2003 Directors’ Plan, a copy of which is included as Annex B to this Proxy Statement.

SUMMARY OF THE 2003 DIRECTORS’ COMPENSATION PLAN

General.    The Board believes that the 2003 Directors’ Plan will benefit the Company by assisting in the recruitment and retention of highly qualified non-employee Directors and associating the interests of non-employee Directors with those of the Company and its shareholders.

The 2003 Directors’ Plan consists of four programs. The Stock Option Program provides for automatic annual grants of options to purchase Common Stock. The Deferred Fee Program allows eligible Directors to defer the receipt of all or part of their retainer fees, meeting fees or both. The Stock Purchase Program allows eligible Directors to receive payment of all or part of their retainer fees, meeting fees, or both in the form of Common Stock rather than in cash. The Stock Award Program provides for grants of Common Stock to eligible Directors. Participation in the Deferred Fee Program and the Stock Purchase Program is voluntary.

Administration.    The Governance & Nominating Committee will administer the 2003 Directors’ Plan and has the authority to make any determinations necessary and advisable for the administration of the 2003 Directors’ Plan.

Eligibility.    No Director who is an employee or officer of the Company or one of its related entities will be eligible to participate in the 2003 Directors’ Plan. The Company’s Board of Directors currently consists of nine Directors who will participate in the 2003 Directors’ Plan (“Participating Directors”). An individual who is first elected or appointed to the Company’s Board of Directors at other than an annual meeting of shareholders may receive awards at the discretion of the Governance & Nominating Committee in an amount that does not exceed the annual limitations set forth in the 2003 Directors’ Plan (described hereafter).

Stock Option Program.    Options granted under the Stock Option Program are nonstatutory stock options. A stock option entitles a Participating Director to purchase shares of Common Stock at the option price. Each year during the term of the Stock Option Program, each Participating Director will be granted an option to purchase 5,000 shares of Common Stock. Options will be granted on the date of the first meeting of the Board of Directors following the annual shareholders’ meeting, commencing with the 2003 Annual Meeting if the 2003 Directors’ Plan is approved by shareholders. The option price will equal the fair market value, as reported on the NYSE, of the Common Stock on the date of grant. The Governance & Nominating Committee cannot adjust or reprice the exercise price of a previously granted option whether through amendment, cancellation, replacement grant or any other means (except for adjustments to reflect changes in the Company’s capitalization). The option price may be paid in cash, Common Stock or a combination of the two. On March 3, 2003, the fair market value of the Common Stock was $16.34 per share.

Options granted under the Stock Option Program will be exercisable in whole or in part as of the date of grant. The maximum period in which an option may be exercised will be ten years from the date of grant. However, if a Participating Director ceases to be a Director, the option may be exercised for one year following the date that he or she ceased to be a Director or until the end of the option period, whichever is shorter. In the event of a Participating Director’s death, the option may be exercised by the Participating Director’s estate or by the person or entity who succeeds to the Participating Director’s rights by will or the laws of descent and distribution for one year following the date the Participating Director ceased to be a Director or until the end of the option period, whichever is shorter. All options granted under the Stock Option Program will be evidenced by written agreements between the Participating Director and the Company.

The Company has been advised by counsel concerning the federal income tax consequences of the Stock Option Program. No income is recognized by a Participating Director at the time an option is granted under the Stock Option Program. The exercise of an option generally is a taxable event that requires the holder to recognize, as ordinary income, the difference between the option price and the shares’ fair market value on the date of exercise.

The Company will be entitled to claim a federal income tax deduction on account of the exercise of an option. The amount of the deduction is equal to the ordinary income recognized by the holder.

Deferred Fee Program.    The Deferred Fee Program allows a Participating Director to defer the receipt of all or part of his or her retainer fee (including the portion of the retainer fee payable as a stock award), meeting fees or both. A Participating Director’s deferral election relating to a retainer fee will be effective with respect to the portion of the retainer fee payable for calendar quarters that begin after the election. A Participating Director’s deferral election relating to a meeting fee will be effective with respect to the meeting fees payable in calendar months that begin after the election.

The Deferred Fee Program provides that each Participating Director may direct how his or her deferred fees will be “invested.” The “investments” under the Deferred Fee Program will be bookkeeping accounts that measure earnings and losses based on the performance of a particular investment measure. The Deferred Fee Program will offer “investment choices” for determining such gains and losses on deferred amounts. The Deferred Fee Program provides that one of the investment choices will be a Common Stock Account. The Governance & Nominating Committee will designate other investment choices, if any, that will be available under the Deferred Fee Program.

In addition to the investment elections, a Participating Director will be permitted, subject to certain restrictions, to (i) increase or decrease the amount of his or her future fee deferrals, (ii) change the allocation of deferrals among the “investment funds” and (iii) cease to defer fees.

Subject to certain restrictions, including those under Section 16 of the Securities Exchange Act of 1934, a Participating Director will be permitted to take cash distributions in whole or in part from the Deferred Fee Program either prior to or following the termination of his or her service as a Director. In addition, distributions from the Common Stock Account may be made in Common Stock and cash in lieu of a fractional share. A Participating Director may change the date and form of distribution with respect to fees that are payable following the new election.

Stock Purchase Program.    The Stock Purchase Program allows a Participating Director to receive payment of all or part of his or her retainer fee, meeting fees, or both (other than fees that are deferred under the Deferred Fee Program), in the form of Common Stock. The Stock Purchase Program does not increase the fees otherwise payable to Participating Directors.

Common Stock will be issued to each Director who participates in the Stock Purchase Program on the dates that his or her retainer fee and meeting fees are otherwise payable. The number of shares issued will be determined by dividing the portion of fees subject to the Participating Director’s election by the fair market value of the Common Stock on the day preceding the date of payment. The value of a fractional share, and the remainder of the Director fees, will be paid in cash.

Elections to purchase Common Stock under the Stock Purchase Program will be effective with respect to fees payable on and after the election date. A Participating Director will be permitted to (i) increase or decrease the fees that will be applied to purchase Common Stock and (ii) cease purchases of Common Stock.

Stock Award Program.    Under the Stock Award Program, each Participating Director will be awarded, on the date of each meeting of the Board immediately following the annual meeting of the Company’s shareholders, a number of whole shares of Common Stock having an aggregate fair market value equal to, or most nearly equal to, $15,000. The number of shares of Common Stock that will be issued to a Participating Director will be reduced to the extent that he or she has elected to defer the award under the Deferred Fee Program. Shares of Common Stock issued under the Stock Award Program are immediately vested and transferable.

Share Authorization.    The maximum aggregate number of shares of Common Stock that may be issued upon the exercise of options or as Stock Awards (described hereafter) under the 2003 Directors’ Plan is 300,000 shares. This limitation, and the number of shares subject to outstanding options, will be adjusted, as the Governance & Nominating Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

Duration, Amendment and Termination.    No options may be granted under the Stock Option Program and no awards may be made under the Stock Award Program after the date of the Company’s annual meeting of shareholders in 2007. The Deferred Fee Program will terminate when all of the deferred fees and any earnings thereon have been distributed to Participants. No elections may be made under the Deferred Fee Program or the Stock Purchase Program with respect to fees payable on or after the date of the Company’s annual meeting of shareholders in 2007. The Board may sooner terminate the 2003 Directors’ Plan without shareholder approval.

The Board also may amend the 2003 Directors’ Plan. However, no amendment will be effective without shareholder approval if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued in connection with the Stock Option Program and Stock Award Program or (ii) the amendment changes the class of individuals eligible to become Participating Directors.

Benefits Table.    The following table illustrates the benefits that would have been provided under the 2003 Directors’ Plan if that program had been in effect during 2002.

Name and Position	New Plan Benefits 2003 Directors’ Compensation Plan Dollar Value ($)	Number of Units
G. Gilmer Minor, III, Chairman & CEO	$ 0	0
Craig R. Smith, President & COO	$ 0	0
Henry A. Berling, Executive VP	$ 0	0
Jeffrey Kaczka, SVP & CFO	$ 0	0
David R. Guzmán, SVP & CIO	$ 0	0
Executive Group	$ 0	0
Non-Executive Director Group	$1,032,750(1)	51,759	(2)
Non-Executive Officer Employee Group	$ 0	0

(1) This amount represents the fair market value of the Common Stock for which options would have been granted and which would have been subject to stock awards made to Directors who would have been eligible to participate in the 2003 Directors’ Plan. Each eligible Director would have received an option for 5,000 shares of Common Stock with a fair market value and a corresponding exercise price of $99,750 as of April 25, 2002, based on the $19.95 per share closing price of the Common Stock on that date. In addition, each Director would have received a stock award for 751 shares of Common Stock with a fair market value of $15,000 on April 25, 2002 based on the $19.95 per share closing price of the Common Stock on that date.

(2) The number of units was determined by multiplying the sum of 5,000 optioned shares and 751 shares by the number of Directors who would have been eligible to participate in the 2003 Directors’ Plan on April 25, 2002 (nine directors).

Vote Required.    Approval of the 2003 Directors’ Plan requires the affirmative vote of a majority of the shares of Common Stock cast on this proposal; provided that the total vote cast on the proposal represents over 50% of the outstanding shares of Common Stock. Abstentions and Brokers Shares will not be counted as votes cast on the 2003 Directors’ Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the 2003 Directors’ Compensation Plan.

PROPOSAL 3: APPROVAL OF INDEPENDENT AUDITORS

The Audit Committee, with the confirmation of the Board of Directors, has selected KPMG LLP to serve as the Company’s independent auditors for 2003, subject to ratification by the shareholders.

For the year ended December 31, 2002, KPMG LLP billed the Company the fees set forth below in connection with professional services rendered by that firm to the Company:

Audit Fees.    Audit fees for the Company’s 2002 financial statements were $204,500.

All Other Fees.    Aggregate fees for audit related services consisting of employee benefit plan audits and accounting consultations were $49,975. Fees for non-audit related tax services provided to certain officers who selected KPMG LLP to provide personal tax assistance were $10,025. Each officer eligible to receive personal tax services may select the firm or company that provides such services and is not required to use KPMG LLP.

Financial Information Systems Design and Implementation Fees.    KPMG LLP did not provide professional services relating to financial information systems design and implementation during 2002.

Representatives of KPMG LLP will be present at the Annual Meeting to answer questions and to make a statement, if they desire to do so.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as Owens & Minor’s independent auditors for 2003.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of six directors who meet the current NYSE standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Annex C to this Proxy Statement. The Audit Committee reviewed and revised its charter in October 2002 to ensure its compliance with the Sarbanes-Oxley Act of 2002 and proposals of the SEC and the NYSE relating to corporate governance standards and audit committee requirements. The Audit Committee will continue to reconsider its charter in light of legislative and rulemaking initiatives as they may be adopted in the future.

The Audit Committee selects the Company’s independent auditors, subject to shareholder ratification. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent auditors.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, including the scope of the auditors’ responsibilities, significant accounting adjustments and any disagreements with management (of which there were none).

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with KPMG LLP that firm’s independence from the Company and considered the compatibility of non-audit services with the auditors’ independence.

Based upon its discussions with management and KPMG LLP and its review of the representation of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC.

THE AUDIT COMMITTEE

A. Marshall Acuff, Jr.

Josiah Bunting, III

John T. Crotty

James B. Farinholt, Jr., Chairperson

Vernard W. Henley

Peter S. Redding

STOCK OWNERSHIP INFORMATION

Compliance With Section 16(a) Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports with the SEC of holdings and transactions in the Company’s Common Stock. Based on the Company’s records and information provided by the directors and officers, the Company believes that the filing requirements were satisfied in 2002.

Stock Ownership Guidelines

Under the Company’s Management Equity Ownership Program (MEOP) adopted in 1997, officers are expected, over a five-year period, to achieve the following levels of ownership of Common Stock:

Officer	Value of Common Stock Owned
Chief Executive Officer	4.0 x Base Salary
President	3.0 x Base Salary
Executive Vice Presidents	2.0 x Base Salary
Senior Vice Presidents	1.5 x Base Salary
Vice Presidents, Regional Vice Presidents	1.0 x Base Salary

In addition, the Board of Directors adopted a policy in 1997 that each director achieve, over a five-year period, a level of ownership in Common Stock equal to at least five times the annual retainer fee (including both cash and stock retainer).

Stock Ownership By Management and the Board of Directors

This table shows as of March 3, 2003 the number of shares of Common Stock beneficially owned by each director and nominee, the Named Executive Officers (hereafter defined in the Summary Compensation Table) and all current executive officers and directors of the Company as a group.

Name of Beneficial Owner	Sole Voting and Investment Power (1)	Other(2)	Aggregate Percentage Owned

G. Gilmer Minor, III	819,638	23,796	2.50%

A. Marshall Acuff, Jr.	9,526	0	*

Henry A. Berling	493,244	8,457	1.49%

Josiah Bunting, III	16,217	0	*

John T. Crotty	21,475	85	*

James B. Farinholt, Jr.	26,953	0	*

Richard E. Fogg	0	0	*

Vernard W. Henley	26,835	0	*

Peter S. Redding	20,658	196	*

James E. Rogers	32,281	0	*

James E. Ukrop	80,274	0	*

Anne Marie Whittemore	42,211	225	*

Craig R. Smith	347,751	1,599	1.03%

Jeffrey Kaczka	31,073	242	*

David R. Guzmán	29,919	375	*

All Executive Officers and Directors as a group (23 persons)	2,622,930	54,007	7.70%

*Represents less than 1% of the total number of shares outstanding.

(1) Includes 1,263,056 shares which certain officers and directors of the Company have the right to acquire through the exercise of stock options within 60 days following March 3, 2003. Stock options exercisable within 60 days of March 3, 2003 for each of the Named Executive Officers are as follows:

Mr. Minor 265,543, Mr. Smith 287,350, Mr. Berling 165,300, Mr. Kaczka 24,700 , Mr. Guzmán 22,900

(2) Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; (c) shares held by the Company’s 401(k) plan; and (d) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

Stock Ownership by Certain Shareholders

This table shows as of March 3, 2003 the organizations deemed by SEC rules to beneficially own more than 5% of the Common Stock (based on the information contained in Schedule 13G filings made by each such organization in February 2003).

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage Owned

Wellington Management Company, LLP 75 State Street, Boston, MA 02109	4,348,500	(1)(2)	12.98%

Vanguard Specialized Funds—Vanguard Health Care Fund 100 Vanguard Blvd., Malvern, PA 19355	2,312,100	(2)	6.90%

Westport Asset Management, Inc. 253 Riverside Avenue, Westport, CT 06880	2,586,383	(1)	7.72%

T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	2,111,100	(1)	6.30%

Putnam, LLC d/b/a Putnam Investments One Post Office Square, Boston, MA 02109	1,758,430	(1)	5.25%

(1) Shares are owned in the organization’s capacity as an investment advisor.

(2) The 2,312,100 shares beneficially owned by Vanguard Specialized Funds—Vanguard Health Care Fund are also included in the 4,348,500 shares beneficially owned by Wellington Management Company, LLP in its capacity as an investment advisor.

Equity Compensation Plan Information

This table shows, as of December 31, 2002, information with respect to compensation plans under which shares of Common Stock are authorized for issuance. The table does not include securities issuable under the 2003 Directors’ Plan, which is being submitted to shareholders for approval at the Annual Meeting and has not been implemented.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders (1)	2,371,000	$13.83	1,079,504

Equity compensation plans not approved by shareholders (2)	0	0	0

Total	2,371,000	$13.83	1,079,504

(1) These equity compensation plans are the 1998 Stock Option and Incentive Plan and the 1998 Directors’ Compensation Plan.

(2) The Company does not have any equity compensation plans that have not been approved by shareholders.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

This table shows for each of the past three years the compensation paid by the Company to its Chief Executive Officer and four most highly compensated officers (“Named Executive Officers”).

		Annual Compensation			Long-Term Compensation (1)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Awards		All Other Compensation ($)(5)

					Restricted Stock Awards ($)(3)	Securities Underlying Options(#)(4)

G. Gilmer Minor, III Chairman & Chief Executive Officer	2002 2001 2000	$693,338 666,151 600,183	$382,417 333,009 245,766	— — —	$235,684 219,252 399,879	45,000 58,000 50,000	$34,129 37,640 219,476

Craig R. Smith President & Chief Operating Officer	2002 2001 2000	509,808 482,695 415,394	224,951 195,887 170,033	— — —	141,468 137,709 157,082	45,000 58,000 50,000	21,332 21,854 21,841

Henry A. Berling Executive Vice President	2002 2001 2000	367,470 353,340 323,325	132,150 117,662 105,264	— — —	70,158 65,455 121,799	18,000 18,000 18,000	20,612 22,018 22,585

Jeffrey Kaczka Senior Vice President & Chief Financial Officer (6)	2002 2001 2000	359,358 234,231 0	128,128 135,700 0	— — —	38,471 61,240 0	18,000 25,000 0	7,678 2,189 0

David R. Guzmán Senior Vice President & Chief Information Officer (7)	2002 2001 2000	351,734 342,201 7,882	117,986 112,101 50,000	— — —	37,239 32,860 37,050	10,000 12,000 15,000	7,949 6,237 0

(1) The Company has no Long-Term Incentive Plans as defined by applicable SEC rules.

(2) None of the Named Executive Officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal years 2002, 2001 or 2000.

(3) Of the total Restricted Stock awards for 2002, the following amounts were awarded to the Named Executive Officer for achieving his stock ownership requirement under the Management Equity Ownership Program (MEOP):

Mr. Minor	$140,080	Mr. Kaczka	$6,439
Mr. Smith	$ 85,232	Mr. Guzmán	$7,743
Mr. Berling	$ 37,121

Aggregate restricted stock holdings and values at December 31, 2002 for the Named Executive Officers are as follows:

Mr. Minor	96,854 shares, $1,590,343	Mr. Kaczka	3,934 shares, $64,596
Mr. Smith	31,275 shares, $ 513,536	Mr. Guzmán	4,625 shares, $75,943
Mr. Berling	27,673 shares, $ 454,391

Dividends are paid on restricted stock at the same rate as all shareholders of record.

(4) No SARs were granted in 2002, 2001 or 2000.

(5) Includes for each officer Company contributions or benefits attributable in 2002 to the following:

	401(k) Plan	Stock Purchase Plan	Life Insurance*
Mr. Minor	$5,500	$720	$27,909
Mr. Smith	5,500	720	15,112
Mr. Berling	5,500	0	15,112
Mr. Kaczka	5,500	720	1,458
Mr. Guzmán	4,714	720	2,515

* The life insurance policies of Mr. Minor, Mr. Smith and Mr. Berling were split dollar policies in 2002 but will be converted to other policies in 2003.

On December 28, 2000, a performance award granted to Mr. Minor in 1999 in lieu of a salary increase met the earnout requirement that the Common Stock close on the NYSE at a price equal to or greater than $18.00 per share. The earnout amount of 10,000 shares of Common Stock (valued at $180,000 based on the closing stock price of $18.00 per share on that date) was paid to Mr. Minor in cash at the election of the Compensation & Benefits Committee.

(6) Mr. Kaczka joined the Company as Senior Vice President & Chief Financial Officer on April 17, 2001. Mr. Kaczka’s bonus in 2001 included a $50,000 signing bonus.

(7) Mr. Guzmán joined the Company as Senior Vice President & Chief Information Officer on December 11, 2000. Mr. Guzmán’s bonus in 2000 was a $50,000 signing bonus.

2002 OPTION GRANTS

This table shows options granted during 2002 to the Named Executive Officers. The Company did not grant any SARs during 2002.

	Individual Grants(1)				Value(2)

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value($)

G. Gilmer Minor, III	45,000	12.83%	$14.90	1/30/09	$194,400

Craig R. Smith	45,000	12.83%	14.90	1/30/09	194,400

Henry A. Berling	18,000	5.13%	14.90	1/30/09	77,760

Jeffrey Kaczka	18,000	5.13%	14.90	1/30/09	77,760

David R. Guzmán	10,000	2.85%	14.90	1/30/09	43,200

(1) The vesting schedule is as follows: 40%, 30% and 30% on first, second and third January 30 after grant date.

(2) Based upon Black Scholes option valuation model. Assumptions include a risk-free interest rate of 3.0%, annual dividend yield of 2.1%, an average period outstanding of four years and expected volatility of approximately 39.1%.

2002 OPTION EXERCISES AND YEAR-END OPTION VALUES

This table shows for the Named Executive Officers any options exercised during 2002 and unexercised options held on December 31, 2002. There were no SARs exercised during 2002 or outstanding on December 31, 2002. Value of unexercised options is calculated using the difference between the option exercise price and

$16.42, the closing price per share of Common Stock on December 31, 2002, multiplied by the number of shares underlying the option.

			Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End

Name	Shares Acquired Upon Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

G. Gilmer Minor, III	63,057	$414,348	215,143	94,800	$352,197	$213,018

Craig R. Smith	0	0	236,950	94,800	806,638	212,980

Henry A. Berling	0	0	147,300	34,200	399,569	78,269

Jeffrey Kaczka	0	0	10,000	33,000	0	27,360

David R. Guzmán	0	0	15,300	21,700	13,484	24,373

RETIREMENT PLANS

Pension Plan.    The Company provides retirement benefits under a defined benefit pension plan to substantially all employees who had earned benefits as of December 31, 1996. Benefits under the pension plan are based upon both length of service and compensation and are determined under a formula based on an individual’s earnings and years of credited service. Funding is determined on an actuarial basis. Effective December 31, 1996, participants in the pension plan ceased to accrue additional benefits; provided, however, that participants who had completed at least five years of service as of January 1, 1997 and whose age plus years of service equaled at least 65 continued to earn an accrued benefit until the earlier of (i) December 31, 2001 or (ii) retirement, death or termination of employment (with the exception of certain highly compensated employees if the pension plan did not meet certain coverage requirements of the Internal Revenue Code).

The following table shows estimated annual benefits payable under the pension plan at normal retirement age of 65 years based on the specified remuneration and years of service:

Average Compensation(1)	Average Straight Life Annuity Benefits Based On Years of Credited Service

	15 yrs.	20 yrs.	25 yrs.	30 yrs.	35 yrs.

200,000	32,055	41,674	51,293	60,912	70,531

300,000	39,736	54,315	68,893	83,472	98,050

400,000	46,680	66,218	85,756	105,294	124,832

500,000	53,623	78,121	102,618	127,116	151,613

600,000	60,566	90,023	119,480	148,937	160,000

700,000	67,510	101,926	136,343	160,000	160,000

800,000	74,453	113,829	153,205	160,000	160,000

900,000	81,396	125,732	160,000	160,000	160,000

1,000,000	88,340	137,635	160,000	160,000	160,000

1,100,000	95,283	149,537	160,000	160,000	160,000

1,200,000	102,226	160,000	160,000	160,000	160,000

1,300,000	109,169	160,000	160,000	160,000	160,000

1,400,000	116,113	160,000	160,000	160,000	160,000

(1) Average compensation represents compensation based upon a benefit formula applied to an employee’s career average earnings, which approximates the amount of salary set forth in the Summary Compensation Table. The maximum amount of covered compensation is $170,000, or some other amount as may be determined by the Secretary of Treasury pursuant to Section 401(a)(17) of the Internal Revenue Code.

Benefits are computed on a straight-life annuity basis, and are not subject to offset for Social Security benefits or other amounts. The years of service credited for the Named Executive Officers under the pension plan are presently as follows: Mr. Minor, 36 years; Mr. Smith, 11 years; Mr. Berling, 33 years; Mr. Kaczka, not eligible; and Mr. Guzmán, not eligible.

Supplemental Executive Retirement Plan.    The Company provides supplemental retirement benefits to certain employees selected by the Compensation & Benefits Committee under the Supplemental Executive Retirement Plan (“SERP”). The SERP entitles participants who meet its age and service requirements to receive a specified percentage (in the case of the Named Executive Officers, 65%) of the participant’s average base monthly salary (plus bonus for certain participants, including the Named Executive Officers) during the five years preceding his or her retirement reduced by the benefit payable under the pension plan, Social Security and any defined benefit pension plan of a prior employer. The estimated annual benefits payable under the SERP upon retirement at normal retirement age for the Named Executive Officers are:

Mr. Minor $600,992, Mr. Smith $440,076, Mr. Berling $251,510, Mr. Kaczka (participation effective 1/1/03), and Mr. Guzmán $291,606.

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

The Compensation & Benefits Committee (the “Compensation Committee”) is comprised of six independent directors who are not current or past employees of the Company. The Compensation Committee’s primary functions are to:

•	oversee the design and competitiveness of the Company’s total compensation program,
•	evaluate the performance of the Company’s senior executives and approve related compensation actions, and
•	administer the Company’s compensation plans for officers.

The Compensation Committee met four times during 2002.

Executive Compensation Philosophy

The Compensation Committee’s philosophy is to:

•	establish and maintain programs and practices that promote achievement of the Company’s strategic objectives,
•	provide rewards that reflect the Company’s performance, and
•	align executives’ financial interests with those of shareholders.

To accomplish this, compensation for executives is based on measures of the Company’s financial performance and strategic results that should translate to increased shareholder value.

The Compensation Committee also strives to maintain market competitive compensation levels. To meet this objective, the Compensation Committee evaluates executive compensation levels through comparisons to the peer companies included in the performance graph of this Proxy Statement, and other companies of similar size and operating characteristics. Base salaries are targeted at competitive market median for like experienced executives. Annual incentive compensation opportunities, when combined with base salaries, are intended to fully reach competitive median total cash compensation levels as warranted by the Company’s and the individual officer’s performance. Longer-term incentive compensation opportunities, such as stock options and restricted stock, link executive compensation with achievement of strategic objectives and shareholder value growth. This combination is intended to focus management on the annual and longer-term success of the Company.

The Compensation Committee recognizes that sometimes it is necessary to sacrifice short-term financial performance to obtain longer-term business success. The Compensation Committee regularly monitors the balance between annual and longer-term rewards and acts as needed to encourage meaningful levels of share ownership among executives. The Management Equity Ownership Program (MEOP) adopted in 1997 for the Company’s officers further aligns the interests of executives and shareholders.

Committee Process and Compensation Administration

In deciding base salary levels, incentive payments and granting of stock options and restricted stock, the Compensation Committee looks to the Chief Executive Officer for recommendations on senior executives. The Compensation Committee meets privately, without the presence of management (including the Chief Executive Officer), to determine compensation actions for the Chief Executive Officer. To maintain the desired level of competitiveness and technically sound compensation and benefit programs, the Compensation Committee obtains input from the Company’s Human Resources Department and periodically from outside advisors.

Base Salary

Consistent with the Compensation Committee’s compensation philosophy, in 2002 base salary increases for the Named Executive Officers were determined based on individual performance and the competitiveness of their current salary. The Chief Executive Officer received an increase in base salary to $700,400.

Annual Incentive

Each year the Compensation Committee meets to review key aspects of the upcoming year’s business plan and establish Annual Incentive Plan goals for each corporate officer, including the Chief Executive Officer. Goals under this plan are weighted to reflect their importance and contribution to Company performance and therefore shareholder experience.

The 2002 Annual Incentive Plan goals for named executives included Company results measured by net income and sales, subject to a minimum net income goal; and individual performance on leadership objectives. The Compensation Committee receives periodic updates during the year on business performance in relation to incentive plan goals.

At the close of each year, the Compensation Committee meets to discuss performance compared to Annual Incentive Plan goals and longer-term strategic business goals. These longer-term business goals center around the Company’s strategic objectives to remain customer oriented in everything it does and to actively evolve its business consistent with the service needs of customers and the Company’s markets.

For 2002 the Company showed a 4 percent increase in sales to $3.96 billion from $3.81 billion in 2001. Excluding the effects of unusual charges totaling $1.4 million and $14.5 million, net of tax, recorded in 2002 and 2001, as well as goodwill amortization of $5.3 million, net of tax, recorded in 2001, net income increased to $48.7 million in 2002, compared to $42.8 million in 2001. Net income per diluted common share, excluding the effects of the unusual charges and goodwill amortization, was $1.30, compared to $1.17 in 2001.

The target cash award payable under the Company’s Annual Incentive Plan to the Chief Executive Officer for meeting targeted Company financial and individual leadership goals was 60% of his base salary. Based on these performance measures, the Chief Executive Officer earned an annual incentive award of $382,417. The named executive officers also received bonuses for 2002 performance.

Under the Company’s Annual Incentive Plan, executives are also eligible to receive a bonus of Common Stock equivalent to an additional 25% of the cash incentive payment. The shares are restricted and vest provided the officer remains an employee of the Company for the following three years. The restricted stock bonus for Named Executive Officers is dependent on performance against the same goals as for the Annual Incentive Plan. A stock award was made to the Chief Executive Officer in the amount of 5,844 shares. The other Named Executive Officers also received stock awards.

Long-Term Incentive

Each year the Compensation Committee considers granting awards under the Company’s stock option plan. The plan provides for the use of non-qualified stock options, incentive stock options, restricted and performance-based awards, and stock appreciation rights. The Compensation Committee’s decision to grant stock options is discretionary and largely determined by financial performance and strategic accomplishments, although there are no specific performance targets for this purpose. Option grant decisions may also be based upon outstanding individual performance, job promotions and greater responsibility within the Company.

Stock options are a key component of a competitive total compensation program. The Compensation Committee believes stock option grants have historically been effective in focusing executives on enhancing long-term profitability and shareholder value. The Compensation Committee granted 45,000 stock options to the Chief Executive Officer in 2002 to encourage future growth in shareholder returns. Grants were also provided to the other Named Executive Officers. The Compensation Committee does not specifically consider the number of options currently held by an officer in determining current option grant levels.

Management Equity Ownership Program

As stated earlier, in 1997 the Compensation Committee approved the Management Equity Ownership Program (MEOP) for members of the management team, including each of the Named Executive Officers. This program is intended to strengthen the alignment of management and shareholder interests by creating meaningful levels of stock ownership by management. An ownership target has been determined for each level of the management team. These targets range from four times salary for the Chief Executive Officer to one times salary for Vice Presidents. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the 401(k) Plan and Stock Purchase Plan and restricted stock holdings. To encourage ownership and help senior management meet their equity investment targets, participants may elect to receive a portion of their annual cash incentive award in restricted stock.

Participants are given a five-year period to reach the full target ownership amount with interim ownership targets to meet each year. As of December 31, 2002, the value of the stock owned by participants, in aggregate, well exceeded the aggregate full target ownership amount. The Named Executive Officers as a group have beneficial ownership levels (excluding stock options held) of 2.9% of common shares outstanding. This is above the peer group median ownership level of 0.8% of common shares outstanding.

If a participant meets his or her target level of ownership, a 10% annual equity ownership dividend (the dividend is reduced to 5% for the years subsequent to a participant reaching his or her full target ownership amount) is paid on all Common Stock owned up to the participant’s full target level. The dividend is paid in the form of restricted stock that will vest five years after grant if the desired ownership level is maintained. If a participant’s ownership falls below the desired level, a portion of his or her annual bonus and/or salary increase, if earned, will be paid in the form of restricted stock and dividend shares will be forfeited until the target ownership level is met. During 2002, the Chief Executive Officer was granted an annual dividend of 9,126 shares of restricted stock.

Corporate Tax Considerations

Section 162(m) of the Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million paid to executive officers. This law does allow for certain exemptions to the deduction cap, including pay plans that depend on formulas rather than discretion and therefore are “performance-based.”

All current executive compensation is fully deductible. The Compensation Committee intends that the Company’s pay plans and actions be performance-based and therefore fully eligible for compensation expense deductions.

THE COMPENSATION & BENEFITS COMMITTEE

John T. Crotty

Vernard W. Henley

Peter S. Redding

James E. Rogers, Chairperson

James E. Ukrop

Anne Marie Whittemore

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following performance graph compares the performance of the Company’s Common Stock to the S&P 500 Index and a Peer Group (which includes the Company and the companies listed below) for the last five years.

5-YEAR TOTAL SHAREHOLDER RETURN

This graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1997 and that all dividends were reinvested.

[*Graph prepared by William M. Mercer, Incorporated]

(1) The Industry Peer Group selected for purposes of the performance graphs consists of companies engaged in the business of healthcare product distribution and includes Owens & Minor, Inc., Amerisource Bergen Corporation, Cardinal Health, Inc., Henry Schein Inc., McKesson HBOC, Inc., Moore Medical Corp. and PSS World Medical, Inc.

SEVERANCE AGREEMENTS

The Company has entered into severance agreements with certain officers in order to encourage key management personnel to remain with the Company and to avoid distractions regarding potential or actual changes in control of the Company.

The severance agreements provide for the payment of a severance benefit if the officer’s employment with the Company is terminated for any reason (other than as a consequence of death, disability or normal retirement) within two years after a change in control. For the Named Executive Officers, the severance benefit is equal to 2.99 times the officer’s annual base salary plus bonus.

Each severance agreement continues in effect through December 31, 2003, and unless notice is given to the contrary, the term is automatically extended for an additional year at the end of each year.

OTHER	MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Annual meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

To be included in the Company’s proxy statement and proxy card for the 2004 Annual Meeting, shareholder proposals (including nominations for director) must be submitted in writing on or before November 14, 2003 to Corporate Secretary, Owens & Minor, Inc., 4800 Cox Road, Glen Allen, VA 23060. All proposals must comply with the applicable requirements of the Federal securities laws for inclusion in the Company’s proxy statement for the 2004 Annual Meeting. In addition, a shareholder proposal (including nominations for director) that is to be raised at the 2004 Annual Meeting but not included in the Company’s proxy statement must be submitted in writing to the above address on or before December 15, 2003 in accordance with (and containing the information required by) the Company’s Bylaws, a copy of which may be obtained by contacting the Corporate Secretary at the address indicated above.

March 13, 2003

BY ORDER OF THE BOARD OF DIRECTORS

DREW ST. J. CARNEAL

Senior Vice President & Corporate Secretary

ANNEX A

OWENS & MINOR, INC.

CORPORATE GOVERNANCE GUIDELINES

The following shall constitute the Corporate Governance Guidelines (the “Corporate Governance Guidelines”) of the board of directors of Owens & Minor, Inc. (“the Corporation”):

I.    DIRECTOR QUALIFICATIONS

The Board of Directors of the Corporation (the “Board”) will satisfy any independence requirement of the New York Stock Exchange as then in effect. The Governance & Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent (Directors shall inform the Chairman of that Committee of any matter bearing on the director’s independence), as well as consideration of diversity, age, skills and experience in the context of the Board’s needs as well as the members of the Board. Nominees for directorship will be selected by the Governance & Nominating Committee in accordance with the policies and principles in its charter. The invitation to join the Board will be extended by the Board through the Chairman of the Governance & Nominating Committee and the Chairman of the Board.

It is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board. Such a step provides an opportunity for the Board, through the Governance & Nominating Committee, to review the continued appropriateness of Board membership under the circumstances.

Directors should advise the Chairman of the Board and the Chairman of the Governance & Nominating Committee in advance of accepting an invitation to serve on another public company board.

The Governance & Nominating Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board. The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they have the significant disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole.

II.    DIRECTOR RESPONSIBILITIES

The director’s basic responsibility is to exercise his or her good faith business judgment of the best interests of the Corporation. In discharging that obligation, each director should be entitled to rely on the honesty and integrity of the Corporation’s senior executives and its outside advisors and auditors absent evidence that makes such reliance unwarranted.

Directors are expected to attend Board meetings and meetings of committees on which they serve, to spend the time needed and meet as frequently as necessary to discharge properly their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting. Directors should review these materials in advance of the meeting.

The directors shall also be entitled (1) to have the Corporation purchase reasonable levels of directors’ and officers’ liability insurance on their behalf; (2) to the benefits of indemnification to the fullest extent permitted by law and the Corporation’s charter, by-laws and any indemnification agreements; and (3) to exculpation as provided by state law and the Corporation’s charter.

The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Corporation for the Board to make a determination when it elects a new chief executive officer.

The Chairman will establish the agenda for each Board meeting. At the beginning of the year the Chairman will establish a schedule of significant agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is encouraged to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Corporation’s long-term strategic plans and the principal issues that the Corporation will face in the future during at least one Board meeting each year.

The non-management directors will meet in executive session following each regularly scheduled Board meeting. The director who presides at these meetings, and the process for determining who will preside, will be determined by the non-management directors, and the name of the chairman, or the process for designating the chairman, will be disclosed in the annual proxy statement.

The Board believes that the management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation. It is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

III.    BOARD COMMITTEES

The Board will have at all times an Audit Committee, a Compensation and Benefits Committee and a Governance & Nominating Committee. The members of these committees will comply with any requirements of the New York Stock Exchange as then in effect. Committee members will be appointed by the Board upon recommendation of the Governance & Nominating Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of the principal agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

IV.    DIRECTOR ACCESS TO OFFICERS AND TEAMMATES

Directors have full and free access to officers and teammates of the Corporation and, as necessary and appropriate, to the Corporation’s independent advisors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or teammate of the Corporation, or advise the CEO of any such oral communications.

The Board welcomes regular attendance at each Board meeting of the Corporation’s senior officers. If the CEO wishes to have additional Corporation personnel attend on a regular basis, this suggestion should be brought to the Board for approval.

V.    DIRECTOR COMPENSATION

The form and amount of director compensation will be determined by the Board based on a recommendation of the Governance & Nominating Committee in accordance with the policies and principles set forth in its charter. The Governance & Nominating Committee will conduct an annual review of director compensation. The Governance & Nominating Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Corporation makes substantial charitable contributions to organizations with which a director is affiliated, or if the Corporation enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

VI.    DIRECTOR ORIENTATION AND CONTINUING EDUCATION

All new directors must participate in the Corporation’s Orientation Program, which should be conducted within two months of the annual meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Corporation’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, these Guidelines, its Standards of Conduct, its principal officers and its internal and independent auditors. In addition, the Orientation Program will include visits to Corporation headquarters and, to the extent practical, certain of the Corporation’s significant facilities. All other directors are also invited to attend the Orientation Program.

All directors are encouraged to attend programs and seminars dealing with the role and responsibility of publicly owned company directors.

VII.    CEO EVALUATION AND MANAGEMENT SUCCESSION

The Compensation and Benefits Committee and Governance and Nominating Committee will conduct annual reviews of the CEO’s performance, as set forth in their charters. The Board of Directors will review the Committee reports in order to ensure that the CEO is providing the best leadership for the Corporation in the long- and short-term.

The Governance & Nominating Committee should make an annual report to the Board on succession planning. The Board will work with the Governance & Nominating Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

VIII.    ANNUAL PERFORMANCE EVALUATION

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance & Nominating Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. The assessment will focus on the Board’s contribution to the Corporation and specifically focus on areas in which the Board or management believes that the Board can improve.

IX.    CONSISTENCY WITH ARTICLES

To the extent that any provision or section of the Corporate Governance Guidelines may be inconsistent with any article, provision or section of the Articles of Incorporation or the Bylaws of the Corporation, the Articles of Incorporation or the Bylaws, as appropriate, shall fully control.

X.    AMENDMENT

These Corporate Governance Guidelines may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by the Bylaws.

XI.    CERTIFICATION

These Corporate Governance Guidelines were duly approved and adopted by the Board of the Corporation on the 21st day of October, 2002.

/S/    DREW ST. J. CARNEAL

Corporate Secretary

ANNEX B

OWENS & MINOR, INC.

2003 DIRECTORS’ COMPENSATION PLAN

INTRODUCTION

The Owens & Minor, Inc. 2003 Directors’ Compensation Plan (the Plan) was adopted by the Board on December 16, 2002, subject to the approval of the Plan by the Company’s shareholders. Four programs comprise the Plan: the Stock Option Program, the Deferred Fee Program, the Stock Purchase Program; and the Stock Award Program.

The Stock Option Program provides for the automatic grant of Options to purchase Common Stock. Options are granted on an annual basis and are subject to the terms and conditions prescribed by the Plan. Participation in the Stock Option Program is automatic.

The Deferred Fee Program allows Participants to defer the receipt of all or part of their Retainer Fee, Meeting Fees or both in accordance with the principles of Revenue Ruling 71-419, 1971-2 C.B. 220. Participation in the Deferred Fee Program is voluntary.

The Stock Purchase Program allows Participants to receive all or part of their Retainer Fee, Meeting Fees or both (to the extent such amounts are not deferred under the Deferred Fee Program), in the form of Common Stock. Participation in the Stock Purchase Program is voluntary.

The Stock Award Program provides for grants of common stock of the Company to Participants (to the extent such awards are not deferred under the Deferred Fee Program). Stock is awarded on the first meeting of the Board following the annual meeting of the Company’s shareholders. Participation in the Stock Award Program is automatic.

The Plan is intended to assist the Company in promoting a greater identity of interest between Participants and the Company and its shareholders. The Plan is also intended to assist the Company in attracting and retaining non-employee Directors by affording them an opportunity to share in the future success of the Company.

ARTICLE I

DEFINITIONS

1.01.    Account

Account means an unfunded deferred compensation account established by the Company pursuant to the Deferred Fee Program, consisting of one or more Subaccounts.

1.02.    Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option or Stock Award granted to such Participant.

1.03.    Allocation Date

Allocation Date means any date on which an amount representing all or a part of a Participant’s Compensation is to be credited to his or her Account pursuant to an effective deferral election. The Allocation Date for the Retainer Fee shall be the date the Retainer Fee was payable (but for the deferral election) and for Meeting Fees shall be the date the meeting is held.

1.04.    Beneficiary

Beneficiary means any person or entity designated as such in a current Election Form. If there is no valid designation or if no designated Beneficiary survives the Participant, the Beneficiary is the Participant’s estate.

1.05.    Board

Board means the Board of Directors of the Company.

1.06.    Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.    Committee

Committee means the Governance and Nominating Committee of the Board.

1.08.    Common Stock

Common Stock means the Common Stock of the Company.

1.09.    Common Stock Account

Common Stock Account means the Subaccount whose value shall be based on the value of units representing shares of Common Stock and dividend equivalents.

1.10.    Company

Company means Owens & Minor, Inc.

1.11.    Compensation

Compensation means the sum of the Retainer Fee and the Meeting Fees payable by the Company to each Participant, including any additional amount paid to a chairman of a committee for additional services.

1.12.    Deferred Amount

Deferred Amount means the amount (determined as a percentage of the Retainer Fee and the Meeting Fees) subject to a current deferral election.

1.13.    Deferred Fee Program

Deferred Fee Program means the provisions of the Plan that permit Participants to defer all or part of their Compensation.

1.14.    Disability

Disability means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

1.15.    Distribution Date

Distribution Date means the date designated by a Participant, retired Participant in accordance with Sections 4.10 and 4.11 for the commencement of payment of amounts credited to his or her Account.

1.16.    Election Date

Election Date means the date an Election Form is received by the Secretary of the Company.

1.17.    Election Form

Election Form means a valid Deferred Fee Program initial election form or modified election form (in the forms approved by the Committee) properly completed and signed.

1.18.    Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.19.    Extraordinary Distribution Request Form

Extraordinary Distribution Request Form means the Deferred Fee Program extraordinary distribution request form (in the form approved by the Committee) properly completed and executed by a Participant, or Beneficiary who wishes to request an extraordinary distribution of amounts credited to his or her Account in accordance with Section 4.11.

1.20.    Fair Market Value

Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported in the Wall Street Journal.

1.21.    Meeting Fees

Meeting Fees means the portion of a Participant’s Compensation that is based upon his or her attendance at Board meetings and meetings of committees of the Board.

1.22.    New Participant

New Participant means a member of the Board who is not then an employee or officer of the Company and who is first elected or appointed to the Board other than at an annual meeting of the Company’s shareholders. An individual ceases to be a New Participant on the date of the annual meeting of the Company’s shareholders next following the individual’s initial election or appointment to the Board.

1.23.    Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.24.    Participant

Participant means a member of the Board (including a New Participant), who is not then an employee or officer of the Company. For purposes of the Deferred Fee Program only, a Participant shall also include a person who ceases to be a member of the Board as long as an Account is being maintained for his or her benefit.

1.25.    Plan

Plan means the Owens & Minor, Inc. 2003 Director’s Compensation Plan.

1.26.    Retainer Fee

Retainer Fee means the portion of a Participant’s Compensation that is fixed and paid without regard to his or her attendance at meetings and, for purposes of clarification, includes such amounts paid in cash and Stock Awards.

1.27.    Stock Award

Stock Award means an award of Common Stock in accordance with Article VI of this Plan.

1.28.    Stock Award Program

Stock Award Program means the provisions of the Plan relating to Stock Awards.

1.29.    Stock Option Program

Stock Option Program means the provisions of the Plan relating to Options.

1.30.    Stock Purchase Program

Stock Purchase Program means the provisions of the Plan that permit Participants to purchase Common Stock with all or part of their Compensation.

1.31.    Stock Purchase Election

Stock Purchase Election means a Participant’s election to receive all or part of his or her Compensation in the form of Common Stock in accordance with the Stock Purchase Program.

1.32.    Stock Purchase Election Form

Stock Purchase Election Form means a valid initial Stock Purchase Program election form or a modified Stock Purchase Program election form (in the forms approved by the Committee) properly completed and signed.

1.33.    Subaccount

Subaccount means a subaccount established in accordance with Section 4.05.

ARTICLE II

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall grant Options in accordance with the Plan and upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements and to approve the other forms that are appropriate for use in conjunction with the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan. All expenses of administering this Plan shall be paid by the Company.

ARTICLE III

STOCK OPTION PROGRAM

3.01.    Option Grants

Subject to the limitation set forth in Section 3.06, each Participant will be granted an Option for 5,000 shares of Common Stock at the first meeting of the Board following each annual meeting of the Company’s shareholders during the term of this Plan. Notwithstanding the preceding sentence, during the term of the Plan and subject to the limitation set forth in Section 3.06, the Committee may grant an Option for up to 5,000 shares of Common Stock to a New Participant. All Options granted under this Plan will be evidenced by Agreements which shall be subject to the applicable provisions of the Plan.

3.02.    Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is granted. Except as provided in Article VIII, the Committee may not adjust or amend the option price of a previously granted Option whether through amendment, cancellation, replacement grant or any other means.

3.03.    Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date of grant (or, in the case of an Option granted to a New Participant, the period (not to exceed ten years from the date of grant) specified by the Committee); provided, however, that if the Participant ceases to be a member of the Board, the Option may be exercised for one year following the date he or she ceases to be a member of the Board, or until the expiration of the Option period, whichever is shorter. In the event of the Participant’s death prior to the termination of his or her rights under the Option, the Option may be exercised by the Participant’s estate or by such person or persons who succeed to Participant’s rights by will or the laws of descent and distribution for one year following the date that the Participant ceased to be a member of the Board or until the expiration of the Option period, whichever is shorter.

3.04.    Exercise

Subject to the provisions of Section 3.03 and Article VIII, an Option may be exercised in whole at any time or in part from time to time on and after the date of grant. An Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

3.05.    Payment of Option Price

Payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee or by surrendering shares of Common Stock to the Company. The total amount of cash or cash equivalent paid and the Fair Market Value (determined as of the day preceding the date of exercise) of any Common Stock surrendered shall not be less than the aggregate option price for the number of shares for which the option is being exercised.

3.06.    Stock Subject to Options, Plan

Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares from its authorized but unissued Common Stock. The number of shares of Common Stock that may be issued pursuant to the exercise of Options or as Stock Awards under this Plan shall not in the aggregate exceed 300,000 shares. The limitation stated in the preceding sentence shall not apply to the issuance of Common Stock under the Stock Purchase Program and shall apply to the issuance of Common Stock under the Deferred Fee Program only to the extent that the issuance of shares is attributable to the deferral of Stock Awards. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article VIII. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options and Stock Awards to be granted under this Plan.

3.07.    Transferable Options

Section 10.03 to the contrary notwithstanding, an Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.

ARTICLE IV

DEFERRED FEE PROGRAM

4.01.    Deferral Elections

(a)    A Participant may make a deferral election with respect to all or a part of his or her Compensation to be earned and payable thereafter by completing and executing an Election Form and submitting it to the Secretary of the Company. A deferral election relating to a Retainer Fee shall be in integral multiples of twenty-five percent (25%) of the portion of the Retainer Fee payable in cash and an integral multiple of twenty-five percent (25%) of the portion of the Retainer Fee payable as a Stock Award. A deferral election relating to Meeting Fees shall be in integral multiples of twenty-five percent (25%) of each Meeting Fee. An individual who is not a member of the Board may complete an Election Form contingent upon the individual becoming a Participant or a New Participant in which case the Deferral Election will be effective with respect to all or part of his or her Compensation to be earned and payable on and after becoming a Participant or a New Participant.

(b)    In accordance with the terms of the Plan, the Participant or New Participant shall indicate on the Election Form: (i) the percentage of the Retainer Fee and the percentage of the Meeting Fee that he or she wishes to defer; (ii) the Distribution Date; (iii) whether distributions are to be in a lump sum, in installments or a combination thereof; (iv) his or her Beneficiary or Beneficiaries; and (v) the subaccounts to which the Deferred Amount is to be allocated.

(c)    A deferral election shall become effective with respect to a Participant’s Retainer Fee accruing on and after the first day of the calendar quarter following the Election Date. A deferral election shall become effective with respect to a Participant’s Meeting Fees accruing on and after the first day of the calendar month following the Election Date. A deferral election shall remain in effect with respect to all future Compensation until a new deferral election is made by the Participant in accordance with Section 4.02 or Section 4.03 becomes effective.

4.02.    Deferral Election Modifications

A Participant may modify his or her deferral election with respect to Compensation to be earned and payable thereafter by completing and executing a new Election Form and submitting it to the Secretary of the Company. An election to increase the amount of future Compensation to be deferred shall become effective with respect to his or her Retainer Fee payable on and after the first day of the calendar quarter following the Election Date. An election to increase the amount of future Compensation deferred shall become effective with respect to his or her Meeting Fees accruing on and after the first day of the calendar month following the Election Date. Subject to Section 4.03, an election to decrease the amount of future Compensation to be deferred shall become effective with respect to Compensation accruing on and after the later of (i) January 1 of the year following the Election Date or (ii) the first day of the second calendar quarter following the Election Date. Any amount credited to a Participant’s Account prior to such effective date will continue to be subject to the provisions of his or her last valid Election Form.

4.03.    Cessation of Deferrals

A Participant may cease to defer future Compensation by completing and executing a new Election Form, and submitting it to the Secretary of the Company. An election by a Participant to cease deferrals in the Deferred Fee Program shall become effective with respect to Compensation accruing on or after the later of (i) January 1 of the year following the Election Date or (ii) the first day of the second calendar quarter following the Election Date. Any amounts credited to a Participant’s Account prior to such effective date will continue to be subject to the provisions of the Participant’s last valid Election Form.

4.04.    Beneficiary Election Modification

A Participant shall be permitted at any time to modify his or her Beneficiary designation, effective as of the Election Date, by completing and executing a new Election Form and submitting it to the Secretary of the Company.

4.05.    Investments

(a)    The Company shall establish an Account (for bookkeeping purposes only), for each Participant and for each Beneficiary to whom installment distributions are being made. On each Allocation Date, the Company shall allocate to each Participant’s Account an amount equal to his Deferred Amount.

(b)    The Company shall establish within each Account one or more Subaccounts, which shall be credited with earnings and charged with losses, if any. One Subaccount shall be the Common Stock Account. The other Subaccounts, if any, shall be designated by the Committee from time to time.

(c)    Subject to the provisions of Sections 4.03 and 4.07, on each Allocation Date, each Participant’s Subaccount shall be credited with an amount equal to the Deferred Amount designated by the Participant for allocation to such Subaccounts. Each Subaccount shall be credited with earnings and charged with losses as if the amounts allocated thereto actually had been invested in the investment designated as that subaccount.

4.06.    Investment Directions

In connection with his or her initial deferral election, each Participant shall make an investment direction on his or her Election Form with respect to the portion of such Participant’s Deferred Amount that is to be allocated to each Subaccount of the Participant’s Account. Any apportionment of Deferred Amounts (and of increases or decreases in Deferred Amounts) among the Subaccounts shall be in integral multiples of ten percent (10%). An investment direction shall become effective with respect to a Subaccount on the first day of the calendar month following the Election Date. All investment directions shall remain in effect with respect to all future Deferred Amounts until a new investment direction made by the Participant in accordance with Section 4.07 becomes effective.

4.07.    New Investment Directions

A Participant may make a new investment direction with respect to his or her Deferred Amount only by completing and executing a new Election Form and submitting it to the Secretary of the Company. A new investment direction shall become effective with respect to a Subaccount on the first day of the calendar month following the Election Date.

4.08.    Investment Transfers

A Participant or a Beneficiary (after the death of the Participant) may transfer to one or more different Subaccounts all or a part (in integral multiples of ten percent (10%)) of the amounts credited to a Subaccount by completing and executing a transfer form and submitting it to the Secretary of the Company. Except as provided in the following sentence, any transfer of amounts among the Subaccounts shall become effective on the first day of the calendar month following the transfer Election Date. With respect to a transfer to or from the Common Stock Account of a Participant then subject to Section 16 of the Exchange Act, the transfer shall become effective on the first day of the first calendar month following the transfer Election Date that is at least six months after the Participant’s most recent “opposite way” discretionary transaction (as such term is defined in Securities and Exchange Commission Rule 16b-3).

4.09.    Distribution Elections

(a)    Each Participant shall designate on his or her Election Form one of the following dates as a Distribution Date with respect to amounts credited to his or her Account thereafter: (i) the first day of the calendar month following the date of the Participant’s death; (ii) the first day of the calendar month following the date of the Participant’s Disability; (iii) the first day of the calendar month following the date of termination of the Participant’s service as a member of the Board; (iv) the first day of a calendar month specified by the Participant which is at least (A) six months after the Election Date and, (B) with respect to a distribution in cash of amounts credited to the Common Stock Account of a Participant then subject to Section 16 of the Exchange Act, six months after the Participant’s most recent “opposite way” discretionary transaction (as such term is defined in Securities and Exchange Commission Rule 16b-3); or (v) the earliest to occur of (i), (ii), (iii) or (iv). A Distribution Date election shall become effective on the Election Date.

(b)    A Participant may request on his or her Election Form that distributions from his or her Account be made in (i) a lump sum, (ii) no more than one-hundred eighty (180) monthly, sixty (60) quarterly or fifteen (15) annual installments or (iii) a combination of (i) and (ii). Each installment shall be determined by dividing the Account balance by the number of remaining installments. If a Participant receives a distribution from a Subaccount on an installment basis, amounts remaining in such Subaccount before payment shall continue to accrue earnings and incur losses in accordance with the terms of Section 4.05. Except as stated in Section 4.09(c), all distributions shall be made to the Participant.

(c)    If the Distribution Date is the first day of the month following the Participant’s death or a fixed date which in fact occurs after the Participant’s death or if at the time of death the Participant was receiving distributions in installments, the balance remaining in the Participant’s Account shall be payable to his or her Beneficiaries as set forth on the Participant’s current Election Form or Forms. Upon the death of a Beneficiary who is receiving distributions in installments, the balance remaining in the Account of the Beneficiary shall be payable to his or her estate in a lump sum.

(d)    All distributions shall be paid in cash and, except as provided in Section 4.11(b)(ii), shall be deemed to have been made from each Subaccount pro rata. Notwithstanding the preceding sentence, a Participant or Beneficiary may elect to receive a distribution from the Common Stock Account in whole shares of Common Stock and cash in lieu of a fractional share.

4.10.    Modified Distribution Elections

A Participant may modify his or her election as to the Distribution Date and form of distribution with respect to Compensation to be earned and payable thereafter by completing and executing a new Election Form and submitting it to the Secretary of the Company. Any new Distribution Date or form of distribution election shall become effective on the Election Date.

4.11.    Extraordinary Distributions

(a)    Notwithstanding the foregoing, a Participant or Beneficiary (after the death of the Participant) may request an extraordinary distribution of all or part of the amount credited to his or her Account on account of hardship. A distribution shall be deemed to be “on account of hardship” if such distribution is necessary to alleviate or satisfy an immediate and heavy financial need of the Participant or Beneficiary (after the death of the Participant).

(b)    A request for an extraordinary distribution shall be made by completing and executing an Extraordinary Distribution Request Form and submitting it to the Secretary of the Company. All extraordinary distributions shall be subject to approval by the Committee. The Extraordinary Distribution Request Form shall indicate: (i) the amount to be distributed from the Account; (ii) the Subaccount(s) from which the distribution is to be made; and (iii) the “hardship” requiring the distribution. The amount of any extraordinary distribution shall not exceed the lesser of the amount determined by the Committee to be required to meet the immediate financial need of the applicant or the amount credited to the Participant’s Account.

(c)    An extraordinary distribution shall be made with respect to amounts credited to any of the Subaccounts, if the recipient is not then subject to Section 16 of the Exchange Act, on the first day of the calendar month next following approval of the extraordinary distribution request by the Committee. An extraordinary distribution requested by a Participant who is then subject to Section 16 of the Exchange Act shall commence with respect to amounts credited to the Common Stock Account on the first day of the first calendar month that is at least six months following the Participant’s most recent “opposite way” discretionary transaction (as such term is defined in Securities and Exchange Commission Rule 16b-3) or, if later, the first day of the calendar month next following approval of the extraordinary distribution request by the Committee.

ARTICLE V

STOCK PURCHASE PROGRAM

5.01.    Common Stock Purchase

(a)    A Participant may make a Stock Purchase Election with respect to all or part of his or her Compensation to be earned and payable thereafter (other than Compensation that is deferred under Article IV), by completing and executing a Stock Purchase Election Form and submitting it to the Secretary of the Company. An individual who is not a member of the Board may make a Stock Purchase Election contingent upon the individual becoming a Participant or a New Participant with respect to all or part of his or her Compensation to be earned and payable thereafter (other than Compensation that is deferred under Article IV), by completing and executing a Stock Purchase Election Form and submitting it to the Secretary of the Company.

(b)    A Stock Purchase Election relating to the Retainer Fee shall be in integral multiples of twenty-five percent (25%) of the portion of the Retainer Fee payable in cash. A Stock Purchase Election relating to Meeting Fees shall be in integral multiples of twenty-five percent (25%) of each Meeting Fee. The Participant shall indicate on the Stock Purchase Election Form whether the Common Stock issued under this Article V shall be registered in the name of the Participant or in the joint names of the Participant and his or her spouse. A Stock Purchase Election Form shall remain in effect with respect to all future Compensation until a new Stock Purchase Election made by the participant in accordance with Section 5.02 becomes effective.

5.02.    Stock Purchase Election Modification

A Participant may modify his or her Stock Purchase Election to increase or decrease the amount of Compensation that will be applied to the purchase of Common Stock under this Article V or to cease purchases of Common Stock under this Article V. The new Stock Purchase Election shall be effective with respect to Compensation payable on and after the first day of the month specified by the Participant.

5.03.    Issuance of Common Stock

Common Stock purchased under this Article V shall be issued as of the date that the Retainer Fee or Meeting Fee or both, as applicable, would have been payable but for the Participant’s Stock Purchase Election. The number of shares issuable shall be determined by dividing the amount of Retainer Fee or Meeting Fee otherwise payable on that date by the Fair Market Value of the Common Stock on the day preceding the date described in the preceding sentence. A fractional share of Common Stock shall not be issued but instead the Participant shall receive a cash payment of the Compensation that cannot be applied to purchase a whole share.

ARTICLE VI

STOCK AWARD PROGRAM

6.01.    Awards

Beginning in 2003 and during the term of this Plan, on the date of each meeting of the Board immediately following the annual meeting of the Company’s shareholders, each Participant shall be awarded a number of whole shares of Common Stock having an aggregate Fair Market Value equal to, or most nearly equal to, $15,000. Notwithstanding the preceding sentence, during the term of this Plan, the Committee may award a New Participant a number of whole shares of Common Stock having an aggregate Fair Market Value of up to $15,000. The number of shares of Common Stock issuable under the two preceding sentences shall be reduced to the extent a Participant has elected to defer receipt of a Stock Award under the Deferred Fee Program.

6.02.    Vesting

All of the shares of Common Stock issued under Section 6.01 shall be immediately and fully vested.

6.03.    Transferability

All of the shares of Common Stock issued under Section 6.01 shall be immediately transferable, subject only to restrictions imposed by federal and state securities and other laws.

6.04.    Shareholder Rights

A Participant will have all rights of a shareholder with respect to the Stock Award, including the right to receive dividends and vote the shares.

6.05.    Stock Subject to Awards

Upon the grant of Stock Awards in accordance with this Article VI, the Company may issue Common Stock from its authorized but unissued Common Stock. The issuance of shares of Common Stock under Section 6.01 shall be subject to the limitation set forth in Section 3.06.

ARTICLE VII

SHAREHOLDER RIGHTS

No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the date that he or she exercises such Option. No Participant shall have any rights as a shareholder with respect to his or her participation in the Deferred Fee Program unless and until the Participant receives a distribution of Common Stock from his or her Common Stock Account. No Participant shall have any rights as a shareholder with respect to his or her participation in the Stock Purchase Program until the date for the issuance of shares as provided in Section 5.03 No Participant shall have any rights as a Shareholder with respect to his or her participation in the Stock Award Program until the date a Stock Award is made as provided in Article VI.

ARTICLE VIII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options and Stock Awards may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding Options and Stock Awards and the records of the Company Stock Account shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article VIII by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Options, outstanding Stock Awards or the records of the Company Stock Account.

ARTICLE IX

COMPLIANCE WITH LAW, ETC.

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock purchased under Article V, awarded under Article VI, or for which an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE X

GENERAL PROVISIONS

10.01.    Unfunded Plan

The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under, or participation in, this Plan. Any liability of the Company to any person with respect to any grant under, or participation in, this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

10.02.    Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The use of the singular includes the plural and the reference to one gender includes the other. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

10.03.    Nontransferability

Except as provided in Section 3.07, a Participant may not transfer or assign any rights that he or she has under this Plan other than by will or the laws of descent and distribution. Except as provided in Section 3.07, during the lifetime of the Participant, his or her Option may be exercised only by the Participant. No right or interest of any Participant or Beneficiary under the Plan shall be liable for, or subject to, any lien, obligation or liability of such Participant or Beneficiary.

ARTICLE XI

AMENDMENT AND TERMINATION

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding Option or Stock Award, the Deferred Fee Program or the Stock Purchase Program as in effect at the time such amendment is made.

ARTICLE XII

DURATION OF PLAN

No Option may be granted under this Plan after the date of the annual meeting of the Company’s shareholders in 2007. Options granted before that date shall remain valid in accordance with their terms. Compensation payable after the date of the annual meeting of the Company’s shareholders in 2007 cannot be deferred under the Deferred Fee Program; provided, however, that the Deferred Fee Program shall remain in effect as to amounts deferred before that date until all Participants’ Accounts have been distributed in full, unless sooner terminated by the Board. No Stock Purchase Election shall be made with respect to Compensation payable after the date of the annual meeting of the Company’s shareholders in 2007; provided, however, that the Board may sooner terminate the Stock Purchase Program. No awards may be made under the Stock Award Program after the date of the annual meeting of the Company’s shareholders in 2007; provided, however, that the Board may sooner terminate the Stock Award Program.

ARTICLE XIII

EFFECTIVE DATE OF PLAN

The Deferred Fee Program will be effective upon its adoption by the Board of Directors. The Stock Option Program, the Stock Purchase Program and the Stock Award Program will be effective on the date that this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy.

ANNEX C

OWENS & MINOR, INC.

AUDIT COMMITTEE

CHARTER

The following shall constitute the Audit Committee Charter (the “Charter”) of the board of directors of Owens & Minor, Inc. (“the Corporation”):

I.    ORGANIZATION

There shall be constituted a standing committee of the board of directors of the Corporation (the “Board”) to be known as the audit committee (the “Audit Committee”).

II.    COMPOSITION AND SELECTION

The Audit Committee shall be comprised of three or more directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange as then in effect.

All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices in compliance with the rules of the New York Stock Exchange. At least one member of the Committee must be a financial expert, as such term is defined by the Securities and Exchange Commission.

If an audit committee member simultaneously serves on the audit committee of three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and disclose such determination in the annual proxy statement.

The members of the Audit Committee shall be appointed by the Board, at the Board’s annual meeting, on the recommendation of the Governance & Nominating Committee, and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee membership.

The duties and responsibilities of Audit Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

III.    STATEMENT OF PURPOSE

The primary function of the Audit Committee shall be to assist the Board in discharging its oversight responsibilities relating to the accounting, reporting, and financial practices of the Corporation and its subsidiaries by monitoring (1) these practices, generally; 2) the integrity of the financial statements and other financial information provided by the Corporation to any governmental body or the public; (3) the Corporation’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications and independence; (5) the performance of the Corporation’s independent auditors and internal audit functions; and (6) issues involving the Corporation’s ethical and legal compliance responsibilities.

The Audit Committee shall prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

IV.    COMMITTEE OBJECTIVES

The Audit Committee’s primary objectives include providing an independent, direct and open avenue of communication among the Corporation’s independent accountants, management, internal auditing department, and the Board; serving as an independent and objective party to review the Corporation’s financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Corporation’s accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Corporation’s independent accountants and internal auditing department; reviewing the adequacy of the internal audit department’s staffing and the qualifications of its personnel; and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function.

V.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditor. The independent auditor shall be accountable to the Board through the Audit Committee. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee may form subcommittees and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, financial or other consultants to advise the Committee. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Committee in the conduct of any investigation.

The Audit Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; consider and approve, when appropriate, any significant changes in the Corporation’s accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Corporation’s financial reports; review and discuss major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

2.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K;

3.	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements and press releases, including the results of the independent auditor’s reviews of the quarterly financial statements, prior to the filing of its Form 10-Q;

4.	Review and discuss with management and the independent auditor: a) any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation; and b) any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Corporation’s financial statements;

5.	Review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of “pro forma” or “adjusted” non-GAAP information;

6.	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies;

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Corporation’s financial statements;

8.	Review and update on an annual basis the Corporation’s Standards of Conduct including its system of enforcement.

Oversight of the Company’s Relationship with the Independent Auditor

9.	Obtain and review a formal written report by the independent auditor, at least annually, which report shall include descriptions of: a) the independent auditor’s internal quality-control procedures; b) any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm; c) any steps taken to deal with such issues; d) all relationships between the independent auditor and the Corporation; and e) any other relationships that may adversely affect the independence of the auditor. The Audit Committee should assess the independence of the independent auditor, including that of the independent auditor’s lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements.

10.	Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor’s lead partner, taking into consideration the opinions of management and the internal auditors; present its conclusions with respect to such evaluations to the full Board;

11.	Set hiring policies for employees or former employees of the independent auditors.

12.	Discuss with the independent auditor its ultimate accountability to the Board through the Audit Committee;

13.	Establish policies and procedures for the engagement of the independent auditor to provide non-audit services; consider whether the independent auditor’s performance of non-audit services is compatible with the auditor’s independence;

14.	Assure the regular rotation of the lead audit partner as required by law, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor;

Process Improvement

15.	Establish regular and separate systems of reporting to the Audit Committee by the Corporation’s management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to the appropriateness of such judgments;

16.	Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to any interim period;

17.	Review with the Corporation’s internal auditors and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources;

18.	Review separately with the Corporation’s management, the independent auditor and the internal auditing department, following completion of the Corporation’s annual audit, any significant difficulties encountered during the course of the audit, including: a) difficulties with management’s response; b) any restrictions on the scope of work or access to required information; and (c) the nature and extent of any significant changes in accounting principles or the application therein;

19.	Review any significant disagreement among the Corporation’s management and its independent auditor or the internal auditing department in connection with the preparation of the Corporation’s financial statements;

20.	Review with the independent auditor any audit problems or difficulties and management’s response. Such review shall include any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Corporation and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement;

21.	Review with the Corporation’s independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion;

Oversight of the Corporation’s Internal Audit Function

22.	Review the appointment, replacement, reassignment or dismissal of the members of the Corporation’s internal auditing department, including the appointment and replacement of the senior internal auditing executive;

23.	Review the regular internal reports to management prepared by the internal auditing department and management’s responses;

24.	Discuss with the independent auditor the internal audit department’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit;

Compliance Oversight Responsibilities

25.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

26.	Obtain reports from management, the Corporation’s senior internal auditing executive and the independent auditor that the Corporation and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Corporation’s Standards of Conduct; review reports and disclosures of insider and affiliated party transactions; advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Standards of Conduct;

27.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies;

28.	Review any material pending legal proceedings involving the Corporation and other contingent liabilities; discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies;

29.	The Audit Committee shall establish procedures for (A) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

VI.    OVERSIGHT OF ETHICAL AND LEGAL COMPLIANCE ISSUES

30.	Review with the Corporation’s counsel legal compliance matters, including corporate securities trading policies;

31.	Review the procedures established by the Corporation that monitor the Corporation’s compliance with its loan and indenture covenants and restrictions;

32.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

VII.    MEETINGS

The Audit Committee shall meet separately, as often as may be deemed necessary or appropriate in its judgment, but at least quarterly, with the Corporation’s management, internal auditors and independent auditors. Following each meeting, the Audit Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

In addition, the Chairman of the Audit Committee shall meet in person or by telephone with the Corporation’s independent accountants and the Corporation’s chief financial officer quarterly to review the Corporation’s financial statements.

VIII.    LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Corporation’s financial statements or to guarantee the auditor’s report. These are the responsibilities of management and the independent auditor.

IX.    CONSISTENCY WITH ARTICLES

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Articles of Incorporation or the Bylaws of the Corporation, the Articles of Incorporation or the Bylaws, as appropriate, shall fully control.

X.    AMENDMENT

This Charter may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by the Bylaws.

XI.    CERTIFICATION

This Audit Committee Charter was duly approved and adopted by the Board of the Corporation on the 21st day of October, 2002.

/S/ DREW ST. J. CARNEAL
Corporate Secretary

Directions to

Owens & Minor, Inc. Annual Meeting of Shareholders

Thursday, April 24, 2003 — 10:00 a.m.

at

The Virginia Historical Society

428 North Boulevard

Richmond, Virginia

The Boulevard is Exit 78 on both I-64 and I-95.

From Washington, D.C., follow I-95 South to the exit.

From Petersburg, follow I-95 North to the exit.

From Charlottesville, follow I-64 East to the exit.

From Norfolk and the Airport, follow I-64 West to the exit.

Coming from Petersburg or Norfolk, turn left onto Hermitage Rd., turn right at the first light onto Robin Hood Rd. and then turn left at the next light onto the Boulevard.

Coming from Washington or Charlottesville, turn right directly onto the Boulevard.

Take the Boulevard just past Kensington Ave. and turn right into the Virginia Historical Society. Parking is available behind the building and at the adjacent Virginia Museum parking lot.

Ú    DETACH PROXY CARD HERE    Ú

☐	(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.

    The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	Election of Directors

								FOR	AGAINST	ABSTAIN
FOR all nominees	☐	WITHHOLD AUTHORITY to vote for all nominees	☐	FOR ALL EXCEPT nominee(s) marked in space below	☐	2.	Approval of proposed 2003 Director’s Compensation Plan.	☐	☐	☐
For a term of three years: John T. Crotty; Richard E. Fogg; James E. Rogers; James E. Ukrop						3.	Ratification of appointment of KPMG LLP as independent auditors.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and write the nominee’s(s’) name(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)						4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.	☐	☐	☐

							S C A N L I N E

Please sign exactly as your name appears herein. Attorneys-in-fact, executors, administrators, trustees and guardians should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Shareholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.

					Date	Share Owner sign here			Co-Owner sign here

OWENS & MINOR, INC.

P R O X Y

Solicited by the Board of Directors for the Annual Meeting of Shareholders

The undersigned hereby appoints that Vernard W. Henley; G. Gilmer Minor, III, and Peter S. Redding (and if the undersigned is a proxy, the substitute proxy) and each of them with power of substitution, the proxies of the undersigned to vote all shares held of record on March 3, 2003 by the undersigned as directed on the reverse side and in their discretion on all other matters which may properly come before the Annual Meeting of Shareholders of Owens & Minor, Inc., to be held on April 24, 2003 at 10:00 A.M. at The Virginia Historical Society, 428 North Boulevard, Richmond, Virginia, and any adjournments or postponements thereof.

The undersigned directs said proxies to vote as specified upon the items shown herein which are referred to in the Notice of Annual Meeting and as set forth in the Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

(Continued and to be dated and signed on the reverse side.)

To change your address, please mark this box.	☐	OWENS & MINOR, INC. P.O. BOX 11421 NEW YORK, N.Y. 10203-0421
To include any comments, please mark this box.	☐